UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 24, 2016

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 Huennekens St., Ste 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted below, on June 24, 2016, the stockholders of TearLab Corporation (the “Company”) approved an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 65,000,000 to 95,000,000. On June 28, 2016, the Company filed the Certificate of Amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State to effect such amendment. A copy of the Certificate of Amendment to the Restated Certificate of Incorporation is filed as Exhibit 3.1 to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our 2016 annual meeting of stockholders on June 24, 2016 (the “Annual Meeting”). Of the 34,214,447 shares of our common stock outstanding as the record date of April 28, 2016, 28,158,628 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 82.30% of the outstanding shares of common stock. We have been granted an exemption from the majority voting and director election requirements set out in sections 461.1 to 461.4 and 464 of the TSX Company Manual (the “Manual”) for the upcoming year, pursuant to section 401.1 of the Manual, by the Toronto Stock Exchange. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.	Election of Directors. Each of the following nominees was elected to serve as a director, to hold office until our 2017 annual meeting of stockholders and until his or her respective successor has been duly elected and qualified based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Elias Vamvakas	17,111,351	1,873,239	9,174,038
Joseph Jensen	18,694,339	290,251	9,174,038
Anthony E. Altig	18,776,569	208,021	9,174,038
Thomas N. Davidson, Jr.	18,782,857	201,733	9,174,038
Adrienne L. Graves	18,811,857	172,733	9,174,038
Paul M. Karpecki	18,777,239	207,351	9,174,038
Richard L. Lindstrom	18,782,889	201,701	9,174,038
Donald E. Rindell	18,764,281	220,309	9,174,038
Brock J. Wright	18,782,537	202,053	9,174,038

2.	Approval of Amendment to Certificate of Incorporation. The amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 65,000,000 to 95,000,000 was approved based on the following results of voting:

For	Against	Abstentions	Broker Non-Votes
26,493,541	1,352,844	312,243	0

3.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified based on the following results of voting:

For	Against	Abstentions
27,735,966	408,904	13,758

4.	Advisory Vote on Approval of Executive Compensation. On an advisory (non-binding) basis, the stockholders approved the compensation of our named executive officers for the year ended December 31, 2015 as disclosed in our proxy statement:

For	Against	Abstentions	Broker Non-Votes
18,740,183	234,427	9,980	9,174,038

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ Wes Brazell
Wes Brazell Chief Financial Officer

Date: June 29, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of TearLab Corporation